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EXHIBIT 99.3

MCSi, Inc.
as the Borrower

And

THE FINANCIAL INSTITUTIONS NAMED HEREIN
as Lenders

NATIONAL CITY BANK
as a Lender and as Documentation Agent

PNC BANK, NATIONAL ASSOCIATION
as a Lender, the Swing Line Lender
a Letter of Credit Issuer
and as Administrative Agent

AMENDMENT NO. 15
dated as of
June 28, 2002
to
AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
December 1, 1998

AMENDMENT NO. 15
to
AMENDED AND RESTATED CREDIT AGREEMENT

        THIS AMENDMENT NO. 15 TO AMENDED AND RESTATED CREDIT AGREEMENT, is dated as of June 28, 2002 ("this Amendment") by and among:

            (i)  MCSi, Inc., a Maryland corporation, which is the successor by merger to Miami Computer Supply Corporation, an Ohio corporation (herein, together with its successors and assigns, the "Borrower");

          (ii)  the financial institutions listed on the signature pages hereof (the "Lenders");

          (iii)  NATIONAL CITY BANK, a national banking association, as a Lender and as Documentation Agent; and

          (iv)  PNC BANK, NATIONAL ASSOCIATION, a national banking association, as a Lender, the Swing Line Lender, a Letter of Credit Issuer, the Collateral Agent and Administrative Agent (the "Administrative Agent") for the Lenders under the Credit Agreement.

  PRELIMINARY STATEMENTS:

          (1)  The Borrower, the Lenders named therein, and the Administrative Agent entered into the Amended and Restated Credit Agreement, dated as of December 1, 1998, as amended by Amendment No. 1 thereto, dated as of March 31, 1999, Amendment No. 2 thereto, dated as of April 19, 1999, Amendment No. 3 thereto, dated as of August 13, 1999, Amendment No. 4 thereto, dated as of August 31, 1999, Amendment No. 5 thereto, dated as of December 20, 1999, Amendment No. 6 thereto, dated as of January 10, 2000, Amendment No. 7 thereto, dated as of February 4, 2000, Amendment No. 8 thereto, dated as of April 30, 2000, Amendment No. 9 thereto, dated as of May 31, 2000, Amendment No. 10 thereto, dated as of September 27, 2000, Amendment No. 11 thereto, dated as of December 8, 2000, Amendment No. 12 thereto, dated as of March 30, 2001, Amendment No. 13 thereto, dated as of June 29, 2001, and Amendment No. 14 thereto, dated as of December 20, 2001 (as so amended, the "Credit Agreement"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

          (2)  The Borrower has requested that the Credit Agreement be further amended and that the Administrative Agent and the Lenders consent to certain other matters, all as more fully described herein.

        NOW, THEREFORE, the parties hereby agree as follows:

1.
AMENDMENTS.

        1.1  Permitted Acquisitions. Effective on the Amendment Effective Date, Section 9.2(c) of the Credit Agreement is hereby amended and restated as follows:

          (c)  Permitted Acquisitions: if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any Subsidiary may make Permitted Acquisitions, provided that (i) at least five Business Days prior to the date of any such Permitted Acquisition which involves consideration (including the amount of any assumed Indebtedness and (without duplication) any outstanding Indebtedness of any person which becomes a Subsidiary as a result of such Permitted Acquisition) of $5,000,000 or more, the Borrower shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall (A) contain the date such Permitted Acquisition is scheduled to be consummated, (B) contain the estimated purchase price of such Permitted Acquisition, (C) contain a description of the property and/or assets acquired in connection with such Permitted Acquisition, (D) demonstrate that at the time of making any such Permitted Acquisition the covenants contained in sections 9.7 through 9.13 shall be complied with on a pro forma basis as if the properties and/or assets so acquired had been owned by the Borrower, and the Indebtedness assumed and/or incurred to acquire and/or finance same has been outstanding, for the four fiscal quarter period ended most recently prior to such acquisition for which financial information is available and has been delivered to the Lenders (without giving effect to any credit for unobtained or unrealized gains or any adjustments to overhead in connection with any such Permitted Acquisition), and (E) if requested by the Administrative Agent, attach thereto a true and correct copy of the then proposed purchase agreement, merger agreement or similar agreement, partnership agreement and/or other contract entered into in connection with such Permitted Acquisition, and (ii) if such Permitted Acquisition is made on or after June 28, 2002 and involves cash (including the amount of any assumed Indebtedness and (without duplication) any outstanding Indebtedness of any person which becomes a Subsidiary as a result of such Permitted Acquisition) of $5,000,000 or more, the Borrower shall have obtained the prior written consent of the Administrative Agent and the Required Lenders;

        1.2  Investment Covenant. Effective on the Amendment Effective Date, Section 9.5 of the Credit Agreement is hereby amended to add the following new subsection (t) thereto:

          (t)    the loan made by the Borrower to MCPc, Inc., an Ohio corporation ("MCPc") pursuant to the Asset Purchase Agreement between the Borrower and MCPc, dated as of April 28, 2002, so long as (i) the principal amount of such loan is not excess of $8,000,000, as such amount shall be reduced in accordance with the terms of repayment thereof, and (ii) the promissory note evidencing such loan shall have been pledged to the Collateral Agent for the benefit of the Lenders.

        1.3  Amendment Fee. As consideration for the amendments and waivers set forth in this Amendment, the Borrower will pay to the Administrative Agent, for the pro rata distribution among those Lenders signatory hereto, an amendment fee at the rate of 20.00 basis points, calculated on the aggregate amount of the General Revolving Commitments in effect on Amendment Effective Date.

  2.
  WAIVER.

        The Borrower has informed the Administrative Agent and the Lenders that on June 28, 2002, the Borrower intends to sell certain assets of the Borrower and its Subsidiaries relating to the computer technology product line of the Borrower to MCPc, Inc., an Ohio corporation ("MCPc") on the terms and conditions set forth in the Asset Purchase Agreement (the "Asset Purchase Agreement") between the Borrower and MCPc, dated as of April 28, 2002 (the "Computer Technology Disposition"). Pursuant to Section 9.2(d) of the Credit Agreement, the Borrower is not permitted to consummate any Asset Sale unless, among other things, (i) at least 90% of the consideration received by the Borrower in connection with such Asset Sale consists of cash, and (ii) upon receipt of the proceeds of such Asset Sale, the Borrower applies such proceeds as a prepayment of the Loans in accordance with Section 5.2(d) of the Credit Agreement (the foregoing conditions set forth in (i) and (ii) hereof shall be referred to herein as the "Asset Sale Conditions"). The Borrower has requested that the Administrative Agent and the Lenders waive the applicability of the Asset Sale Conditions in connection with the Computer Technology Disposition. The Administrative Agent and the Lenders, by signing below, hereby waive the Asset Sale Conditions solely as they relate to the Computer Technology Disposition provided that (i) the Computer Technology Disposition is consummated on or before June 28, 2002 on the terms and conditions set forth in the Asset Purchase Agreement as provided to the Administrative Agent and the Lenders and in effect on the date hereof, (ii) except as specifically set forth in this Amendment, the Borrower shall comply with all of the other requirements of Section 9.2(d) and elsewhere in the Credit Agreement with respect to the Computer Technology Disposition, and (iii) after giving effect this Amendment no Default or Event of Default will exist both prior to and immediately after the Computer Technology Disposition. In connection with the foregoing, each Lender, by signing below, hereby authorizes the Administrative Agent and the Collateral Agent to execute and deliver such UCC releases or other documents or instruments as the Administrative Agent or the Collateral Agent deem necessary or appropriate to give effect to the Computer Technology Disposition.

  3.
  REPRESENTATIONS AND WARRANTIES.

        The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

        3.1  Authorization, Validity and Binding Effect. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer or officers of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.

        3.2  Representations and Warranties True and Correct. The representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct when made.

        3.3  No Event of Default, etc. After giving effect to this Amendment, no condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default.

        3.4  Compliance. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby.

        3.5  Recent Financial Statements. The Borrower has furnished to the Lenders and the Administrative Agent complete and correct copies of the unaudited condensed consolidated balance sheet of the Borrower and its consolidated subsidiaries as of March 31, 2002, and the related unaudited condensed consolidated statements of income and of cash flows of the Borrower and its consolidated subsidiaries for the fiscal period then ended, as contained in the Form 10-Q Quarterly Report of the Borrower filed with the SEC. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Borrower and its consolidated subsidiaries as of the date indicated and the consolidated results of their operations and cash flows for the period indicated, subject to normal audit adjustments, none of which will involve a Material Adverse Effect.

        3.6  No Claims, etc. The Borrower does not have any claim or offset against, or defense or counterclaim to, any of its obligations or liabilities under the Credit Agreement or any other Credit Document.

  4.
  EFFECTIVENESS.

        This Amendment shall become effective on the date first written above (the "Amendment Effective Date"), subject to the satisfaction of the following conditions on or before such date:

          (a)  this Amendment shall have been executed by the Borrower and the Administrative Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

          (b)  the Acknowledgment and Consent appended hereto shall have been executed by the Credit Parties named therein, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

          (c)  the Administrative Agent shall have been notified by all of the Required Lenders (and to the extent required by the Credit Agreement, all of the Lenders affected thereby) that such

  Lenders have executed this Amendment (which notification may be by facsimile or other written confirmation of such execution);

          (d)  the Borrower shall have paid to the Administrative Agent for the pro rata distribution to the Lenders the amendment fee referred to in Section 1.3 of this Amendment;

          (e)  the Borrower shall have provided to the Administrative Agent a copy of the Asset Purchase Agreement, together with copies of all other documents, instruments and agreements executed and delivered in connection therewith, certified by the Secretary of the Borrower as being true and correct;

          (f)    the Borrower shall have delivered to the Administrative Agent a certificate of its Secretary or an Assistant Secretary, dated as of the date of this Amendment, certifying the due adoption by its Board of Directors of resolutions approving this Amendment, and certifying that such resolutions remain in full force and effect, and such certificate and resolution shall be satisfactory in form and substance to the Administrative Agent; and

          (g)  the Borrower shall have delivered a certificate of the Borrower's chief executive officer or chief financial officer certifying to the Administrative Agent and the Lenders that as of the Amendment Effective Date (i) the representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, are true and correct on and as of the Amendment Effective Date as though made on and as of the Amendment Effective Date, except to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct when made; (ii) after giving effect to this Amendment, no condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default; and (iii) the Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby.

Subject to satisfaction of the foregoing conditions, the Administrative Agent shall notify the Borrower and each Lender in writing of the effectiveness hereof.

  5.
  RATIFICATIONS.

        The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

  6.
  MISCELLANEOUS.

        6.1  Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, each Lender and the Administrative Agent and their respective permitted successors and assigns.

        6.2  Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan or issuance of a Letter of Credit shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

        6.3  Reference to Credit Agreement. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

        6.4  Expenses. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the costs and fees of the Administrative Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

        6.5  Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

        6.6  Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflicts of laws provisions.

        6.7  Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        6.8  Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

        6.9  Waiver of Claims. The Borrower, by signing below, hereby waives and releases Administrative Agent and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

        6.10 Counterparts. This Amendment may be executed by the parties hereto separately in one or more counterparts and by facsimile signature, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank.]

        6.11 JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

MCSi, Inc., a Maryland corporation which is the successor by merger to Miami Computer Supply Corporation, an Ohio corporation		PNC BANK, NATIONAL ASSOCIATION, individually as a Lender, a Letter of Credit Issuer, the Swing Line Lender and as Administrative Agent
By:	/s/ IRA STANLEY Vice President-Chief Financial Officer	By:	/s/ JEFFREY STEIN Vice President
NATIONAL CITY BANK, individually as a Lender and as Documentation Agent		FIRSTAR BANK, N.A.
By:	/s/ ILLEGIBLE Title:	By:	/s/ ILLEGIBLE Title:
KEY CORPORATE CAPITAL INC.		THE HUNTINGTON NATIONAL BANK
By:	/s/ ILLEGIBLE Title:	By:	/s/ ILLEGIBLE Title:
BANK ONE, INDIANA, N. A.		THE PROVIDENT BANK
By:	/s/ ILLEGIBLE Title:	By:	/s/ ILLEGIBLE Title:

ACKNOWLEDGMENT AND CONSENT

        Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Amendment No. 15 to Amended and Restated Credit Agreement (the "Amendment"). The undersigned specifically agrees to the waivers set forth in such agreement, including, but not limited to, the jury trial waiver. Each of the undersigned further agrees that the obligations of the undersigned pursuant to the Amended and Restated Subsidiary Guaranty executed by the undersigned shall remain in full force and effect and be unaffected hereby.

        Each of the undersigned hereby waives and releases the Administrative Agent and the Lenders and the directors, officers, employees, attorneys, affiliates and subsidiaries of the Administrative Agent and the Lenders from any and all claims, offsets, defenses and counterclaims of which the undersigned is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

        IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Acknowledgment and Consent as of the date of the Amendment referred to herein.

Diversified Data Products, Inc. Computer Showcase, Inc. Midwest Visual Equipment Co., Inc.		Consolidated Media Systems, Inc. Technical Industries, Inc. C&G Marketing, Inc. Fairview-AFX, Inc.
By:	/s/ MICHAEL E. PEPPEL Michael E. Peppel, an officer	By:	/s/ IRA STANLEY Ira Stanley, an officer

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AMENDMENT NO. 15 to AMENDED AND RESTATED CREDIT AGREEMENT
ACKNOWLEDGMENT AND CONSENT